UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 17, 2005

PRESSURE BIOSCIENCES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(I.R.S. Employer Identification No.)

321 Manley Street, West Bridgewater, MA	02379
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1818

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 17, 2005, at a meeting of the Board of Directors of Pressure BioSciences, Inc. (the “Company”), the Board of Directors (i) approved changes to the cash and stock compensation payable to its non-employee directors; (ii) awarded stock options to its non-employee directors and certain of its employees; (iii) appointed non-employee directors to serve on the committees of the board; and (iv) elected officers of the Company.   A summary of these actions are described below:

Compensation of Non-Employee Directors:  Effective June 17, 2005, compensation for non-employee directors of the Company was changed as follows:

•                  Each non-employee director will receive a quarterly stipend of $8,000 for attending board and committee meetings (whether telephonic or in-person). This amount represents an increase from the quarterly stipend of $6,000 (or monthly payment of $2,000), which was previously paid to non-employee directors.  There is no limit to the number of board or committee meetings called.  Cash compensation is generally paid in the first payroll period of each fiscal quarter.

•                  Each non-employee director will receive an annual grant of fully vested, non-qualified stock options to purchase 15,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), under the Company’s 2005 Equity Incentive Plan.  This amount represents an increase from the annual grant of fully vested, nonqualified stock options to purchase 5,000 shares of Common Stock, which was previously awarded to non-employee directors.  The annual stock option grant is generally awarded on the first business day of March of each year.  However, due to the lack of shares of Common Stock available for stock option grants under the Company’s prior stock option plan, the non-employee directors did not receive their annual grant in March 2005.   On June 17, 2005, following the approval of the Company’s 2005 Equity Incentive Plan by the Company’s shareholders at the Special Meeting in Lieu of Annual Meeting of Shareholders held on June 16, 2005, the Board of Directors approved and awarded the annual grant of fully vested, non-qualified stock options to purchase 15,000 shares of Common Stock at an exercise price of $2.92 per share to each of the non-employee directors.

•                  Newly appointed non-employee directors will receive a one-time grant of fully vested, nonqualified stock options to purchase 10,000 shares of Common Stock, such stock options to be granted as soon as feasible after the individual becomes a director.

Stock Option Grants.  On June 17, 2005, the Board of Directors granted stock options to purchase an aggregate of 250,000 shares of Common Stock pursuant to the Company’s 2005 Equity Incentive Plan to certain of the Company’s employees, each such stock option having a term of 10 years, vesting over a three year period commencing on the date of grant, and having an exercise price of $2.92 per share.  Of these stock options, non-qualified stock options to purchase an aggregate of 75,000 shares of Common Stock were granted to Mr. Richard T. Schumacher, the Company’s President and Chief Executive Officer, and incentive stock options to purchase 50,000 shares of Common Stock were granted to Mr. Steven E. Hebert, the Company’s Chief Financial Officer.

Appointment of Committee Members.  On June 17, 2005, the Board of Directors appointed the following persons to the following committees of the Board of Directors, each to serve as such until the next annual meeting of the Board of Directors or until his successor is duly chosen and qualified:

Committee	Members:

Audit Committee	J. Donald Payne (Chairman)
P. Thomas Vogel
R. Wayne Fritzche

Compensation Committee	P. Thomas Vogel (Chairman)
J. Donald Payne
R. Wayne Fritzche
Calvin A. Saravis

Nominating Committee	R. Wayne Fritzche (Chairman)
J. Donald Payne
P. Thomas Vogel
Calvin A. Saravis

Scientific Advisory Board	Calvin A. Saravis (Chairman)
R. Wayne Fritzche

Election of Officers.  On June 17, 2005, the Board of Directors elected the following persons to serve as officers of the Company, each to serve as such until the next annual meeting of the Board of Directors or until his successor is duly chosen and qualified:

Name:	Title:

Richard T. Schumacher	President and Chief Executive Officer, Treasurer and Clerk

Steven E. Hebert	Vice President-Finance, Chief Financial Officer, Assistant Treasurer and Assistant Clerk

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 23, 2005	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief
Executive Officer